EXHIBIT 23.5


                  CONSENT OF ACCOUNTING & CONSULTING GROUP, LLC
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                  ---------------------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1 of Allis-Chalmers Energy Inc. and to the inclusion therein of our reports dated January 12, 2005, and September 14, 2004, with respect to the financial statements of Diamond Air Drilling Services, Inc. as of July 31, 2004 and December 31, 2003 and 2002, and for the seven months ended July 31, 2004 and for each of the two years ended December 31, 2003 and 2002, and our report dated
January 12, 2005, with respect to the financial statements of Marquis
Bit Co. LLC as of July 31, 2004 and December 31, 2003 and 2002, and for the seven months ended July 31, 2004 and for each of the two years ended December 31, 2003 and 2002.

                                    /s/ ACCOUNTING & CONSULTING GROUP, LLC
                                    --------------------------------------

Carlsbad, New Mexico
August 12, 2005